Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 2014 on the consolidated financial statements of National Bancshares, Inc. and Subsidiary contained in Registration Statement No. 333-198838 of Triumph Bancorp, Inc. on Form S-1.

/s/ Crowe Horwath LLP

Dallas, Texas

November 21, 2014